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Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to Henry Bros. Electronics, Inc. of our report dated February 21, 2005, with respect to the audited consolidated financial statements of Henry Bros. Electronics, Inc. incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 2004 and filed with the Securities and Exchange Commission on March 28, 2005.

                                            /s/ Demetrius & Company, L.L.C.


                                            March 23, 2006
                                            Wayne, New Jersey